UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2009
Date of Report (Date of earliest event reported)

Colonial Commercial Corp.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          OTHER EVENTS

Colonial Commercial Corp. today issued a press release to announce that subject to regulatory approvals it currently intends to make a tender offer for the purchase of any and all shares of its Convertible Preferred Stock at $1.25 per share.

The press release is informational only. It is not a tender or other offer, and it is not a commitment to make a tender or other offer. If Colonial does make a tender offer, it will separately communicate the offer in a definitive tender offer statement that is filed with the SEC and is distributed to stockholders in accordance with applicable SEC regulations. The definitive tender offer statement and related documents will contain important information, including the terms and conditions of the tender offer. Accordingly, holders of Convertible Preferred Stock should carefully read these materials before they make any decision with respect to the tender offer. The tender offer statement and all other documents filed with the SEC in connection with the tender offer will be available, as and when filed, free of charge at the SEC’s web site at www.sec.gov. Colonial will also make the definitive tender offer statement and related materials available free to charge to holders of Convertible Preferred Stock.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	News Release dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL COMMERCIAL CORP.
(Registrant)

Date: July 9, 2009	/s/ William Salek William Salek Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release dated July 9, 2009